UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 20, 2018

SITO MOBILE, LTD.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town

Square Place, Suite 204, Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 275-0555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On February 20, 2018, SITO Mobile Ltd. (the “Company”) issued a press release announcing, among other things, that the Company and TAR SITO Lendco LLC (“TAR”), Mr. Julian Singer, Ms. Karen Singer and Mr. Gary Singer (collectively, the “TAR Group”), have entered into a settlement agreement, pursuant to which that certain Revenue Sharing and Note Purchase Agreement dated October 3, 2014, as amended (the “Agreement”), by and among the Company and certain of its subsidiaries, Fortress Credit Co. LLC, and CF DB EZ LLC has been terminated and discharged and all pending litigation between the Company and the members of the TAR Group will be dismissed in exchange for a lump sum payment of $3.5 million to the TAR Group.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release, dated February 20, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITO MOBILE, LTD.

Date: February 20, 2018	By:	/s/ Mark Del Priore
		Name:	Mark Del Priore
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated February 20, 2018.